EXHIBIT 2.3

Specimen of Common Stock Certificate.

[FRONT]

SUN HEALTHCARE GROUP, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP 866933 40 1

SEE REVERSE
FOR CERTAIN
DEFINITIONS

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK

Sun Healthcare Group, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all the provisions of the Certificate of Incorporation and Bylaws of the corporation and the amendments from time to time made thereto, copies of which are on file with the Transfer Agent and Registrar.

          Witness, the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:
Sun Healthcare Group, Inc.
COUNTER SIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
TRANSFER AGENT AND REGISTRAR

AUTHORIZED SIGNATURE

PRESIDENT
SECRETARY

[BACK]

SUN HEALTHCARE GROUP, INC.

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, THE POWERS, DESIGNATIONS, PREFERENCES, AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE CORPORATION, AND THE QUALIFICATIONS, LIMITATIONS, OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

          The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM	- as tenants in common
TEN ENT	- as tenants by the entireties
JT TEN	- as joint tenants with right of survivorship and not as tenants in common
TOD	- transfer on death direction in event of owner's death, to person named on face and subject to TOD referenced
UNIF GIFT MIN ACT	- Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

          For value received,                                                         hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
 IDENTIFYING NUMBER OF ASIGNEE

                Please print or typewrite name and address including postal zip code of assignee

                                                                                                                                                                             Shares
of Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

          Dated,

x

x

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.
NOTICE: THE SIGNATURES(S) to this Assignment must correspond with the name(s) as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever